UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 7, 2009
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)
401 North 31st Street, Billings, MT

(Address of principal executive offices)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Item 8.01 Other Events.
On April 7, 2009, First Interstate BancSystem, Inc. (the “Registrant”) paid quarterly dividends to common shareholders of $0.45 per share to shareholders of record as of April 6, 2009. Quarterly dividends to common shareholders will remain at $0.45 per share until further notice. Previously, dividends to common shareholders were $0.65 per common share each calendar quarter. The decrease in quarterly dividends to common shareholders was approved by the Registrant’s Board of Directors on March 26, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 7, 2009

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ LYLE R. KNIGHT

Lyle R. Knight
President and Chief Executive Officer